                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                            MISSION WEST PROPERTIES
- --------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


- --------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

                            MISSION WEST PROPERTIES
                        6815 Flanders Drive, Suite 250
                       San Diego, California 92121-3914

                      ===================================

                                   NOTICE OF
                        ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD MARCH 3, 1995

                      ===================================




TO THE SHAREHOLDERS:

     The annual meeting of shareholders of Mission West Properties (the "Company") will be held at the executive offices of the Company at 6815 Flanders Drive, Suite 250, San Diego, California, on Friday, March 3, 1995, at 9:00 a.m. for the following purposes:

          1.  To elect directors for the following year.

          2.  To receive the report of management.

          3. To transact such other business as may properly come before the meeting or any adjournment or postponement of the meeting.

     Only shareholders of record at the close of business on January 27, 1995, will be entitled to vote at the meeting. Each of these shareholders is cordially invited to be present and vote at the meeting in person.

     WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY. THIS IS IMPORTANT BECAUSE A MAJORITY OF THE SHARES MUST BE REPRESENTED, EITHER IN PERSON OR BY PROXY, TO CONSTITUTE A QUORUM. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON EVEN THOUGH YOU SEND IN YOUR PROXY EARLIER.

                                                      By Order of the Directors

                                                        Katrina L. Thompson
                                                              Secretary



             THE DATE OF THIS PROXY STATEMENT IS FEBRUARY 14, 1995.

                            MISSION WEST PROPERTIES
                        6815 Flanders Drive, Suite 250
                       San Diego, California 92121-3914




                           ------------------------

                                PROXY STATEMENT
                                      FOR
                        ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD MARCH 3, 1995

                           ------------------------






                              GENERAL INFORMATION


Your proxy in the enclosed form is solicited by the Board of Directors ("Board or "Directors") of Mission West properties, a California corporation (the "Company"), for use at the annual meeting of shareholders to be held on March 3, 1995, for the purposes set forth in the accompanying notice and at any adjournment or postponement of that meeting. The mailing of this Proxy Statement and the accompanying form of proxy to shareholders of the Company is expected to commence on or about February 14, 1995.

The shares represented by any proxy in the enclosed form will be voted in accordance with the instructions given on the proxy if the proxy is properly executed and is received by the Company prior to the close of voting at the meeting or any adjournment or postponement thereof. Proxies received by the Company on which no contrary instruction has been given will be voted FOR the election of directors nominated by the Nominating Committee of the Board of Directors as set forth in this Proxy Statement. A shareholder giving a proxy has the power to revoke it at any time before it is exercised. A proxy may be revoked by filing with the Secretary of the Company an instrument revoking it or a duly executed bearing a later date. The powers of the proxy holders will be suspended if the person executing the proxy is present at the meeting and votes in person.

The cost of soliciting proxies in the enclosed form will be borne by the Company. Solicitation will be made primarily by mail but shareholders may be solicited by telephone, telegraph, or personal contact. The Directors may retain the services of a proxy-soliciting firm for soliciting proxies from those entities holding shares in street name.

SHAREHOLDER PROPOSALS FOR 1996 ANNUAL MEETING

Any shareholder desiring to have a proposal included in the Proxy Statement and form of proxy for the 1996 annual meeting of shareholders must submit that proposal in writing to the executive offices of the Company by October 16, 1995.

                               VOTING SECURITIES


The outstanding securities of the Company at January 27, 1995, consisted of 1,468,721 shares of Common Stock. Each shareholder of record at the close of business on January 27, 1995, is entitled to one (1) vote for each share of Common Stock then held. California law permits cumulative voting for the election of directors in the circumstances described under "ELECTION OF DIRECTORS" below. Shares of the Company are traded on the American and Pacific Stock Exchanges. The following table sets forth the beneficial ownership of the outstanding shares of the Company held at January 27, 1995, by the only persons known to management to be the beneficial owners of more than five (5) percent of these shares.

                                                     Shares
                                                  Beneficially
                                                  Owned as of           Percent of
        Beneficial Owner                        January 27, 1995           Class
- -------------------------------               ---------------------   -----------------
Triton Group Ltd.                                      776,050                 52.84%
John C. Stiska, Chairman and Chief
  Executive Officer
550 West "C" Street, Suite 1880
San Diego, CA  92101

Byron B. Webb, Jr.                                  161,574/1/                 10.05%
1026 Wall Street
La Jolla, CA  92037

J. Gregory Kasun                                     93,465/1/                  5.81%
6815 Flanders Drive, Suite 250
San Diego, CA  92121

Dimensional Fund Advisors                            76,700/2/                  5.22%
1299 Ocean Avenue, Suite 650
Santa Monica, CA  90401
_____________________________


           /1/ Includes shares that may be acquired within 60 days after January 27, 1995, upon the exercise of stock options as follows: Mr. Webb, 14,400; Mr. Kasun 85,020.
           /2/ Shares owned as of December 31, 1994, the most recent data available.


TRITON GROUP LTD.

Triton Group Ltd. ("Triton"), of which John C. Stiska is chairman and chief executive officer is a publicly owned company, the shares of which are traded on the American Stock Exchange. Triton is an operating/holding company doing business through a number of mid-sized operating subsidiaries. Triton currently owns all or part of five (5) operating companies engaged in widely diversified industries including real estate, manufacturing, and consumer goods. A majority of the shares of the Company owned by Triton are pledged to Security Pacific Business Credit as security for a loan.


OWNERSHIP OF TRITON SHARES BY EXECUTIVE OFFICERS AND DIRECTORS OF THE COMPANY

As of January 27, 1995, the Directors and executive officers of the Company own in the aggregate 1,472,139 shares of Triton, of which 1,248,000 shares may be acquired within 60 days after January 27, 1995, upon the exercise of stock options or warrants.

                             ELECTION OF DIRECTORS


Seven (7) directors are to be elected at the 1995 annual meeting of shareholders, each to hold office until the next annual meeting and until his successor is elected and qualified. It is intended that the proxies received will be voted FOR election of the persons named below unless authority is withheld, reserving, however, full discretion to vote such proxies for another person if any nominee is unable or unwilling to serve, an event that is not anticipated. Any votes so cast may be distributed among the persons voted for in such proportion as the persons named in the enclosed proxy shall in their sole judgment determine.

In accordance with the California General Corporation Law, no shareholder may cumulate votes (that is, cast for any one or more candidates a number of votes greater than the number of the shareholder's shares) unless such candidate's or candidates' name(s) have been placed in nomination prior to the voting and such shareholder gives notice at the meeting, prior to the voting, of intention to cumulate his or her votes. If any shareholder gives such notice, every shareholder may cumulate his or her votes and hence each share entitled to vote for directors will represent seven (7) votes that may be distributed by each shareholder as desired among any one or more duly nominated candidates. In the event of cumulative voting, the proxy solicited by the Directors confers discretionary authority on the holders of the proxy to cumulate votes in such manner as such holders shall deem to be best calculated to elect the maximum number of the nominees for the Board of Directors.

The following table sets forth the shares of the Company beneficially owned at January 27, 1995, by each Director and by all Directors and named executive officers of the Company as a group.

                                                                                              Shares Beneficially
                Name, Age, and Principal Occupation                          Director            Owned as of           Percent of
                   During Previous Five (5) Years                             Since           January 27, 1995/1/       Class/2/
- -------------------------------------------------------------------       -------------     ---------------------      ----------

Michael M. Earley, 39;                                                           1993                 0/3/                0.00%
 President, Chief Operating Officer, and Director (July 1994 to
 present), Senior Vice President, Chief Financial Officer, and
 Director (1991 to June 1994) of Triton Group Ltd.; Senior Vice
 President and Chief Financial Officer (1991 to June 1993), Vice
 President of Corporate Development (1988 to 1991) of
 Intermark, Inc./4/; Director of Ridgewood Properties, Inc.

Mark G. Foletta, 34;                                                             1993                 0/3/                0.00%
 Senior Vice President, Chief Financial Officer, and Corporate
 Secretary (July 1994 to present), Vice President, Controller, and
 Corporate Secretary of Triton Group Ltd. (June 1993 to July
 1994); Vice President and Controller (1991 to June 1993),
 Controller (1990 to 1991),  Assistant Controller (1987 to 1990)
 of Intermark, Inc./4/

J. Gregory Kasun, 39;                                                            1993               93,465                5.81%
 Chief Executive Officer (June 1, 1994 to present), President
 (November 1993 to present), Chief Financial Officer, Vice
 President of Finance and Corporate Secretary (1989 to
 November 1993) of Mission West Properties

William E. Nelson, 68;                                                           1979               73,667                4.58%
 President and Chief Executive Officer of Scripps Institutions of
 Medicine and Science; Chairman of Scripps Bank; Member of
 the California Bar; Private investor engaged in development and management of real estate and securities investments

                                                                                              Shares Beneficially
                Name, Age, and Principal Occupation                          Director            Owned as of           Percent of
                   During Previous Five (5) Years                             Since           January 27, 1995/1/       Class/2/
- -------------------------------------------------------------------       -------------     ---------------------      ----------

John C. Stiska, 52;                                                              1992             5,260/3/                0.33%
Chairman (July 1994 to present), Chief Executive Officer and
 Director (1990 to present), President of Triton Group Ltd. (June
 1993 to July 1994); President and Director of Intermark, Inc./4/
 (1990 to June 1993); Partner of Brobeck, Phleger & Harrison
 (attorneys) (1987 to 1990); Director of BioSafety Systems, Inc.
 and Ridgewood Properties, Inc.

Richard R. Tartre, 56;                                                           1993            10,456/3/                0.65%
Managing Director of Eden Financial Group, Inc. (insurance and investment products); Chairman of BioSafety Systems, Inc.;
 Director of Burnham Pacific Properties; Director of Triton
 Group Ltd. (August 1993 to present)

Byron B. Webb, Jr., 68;                                                          1975              161,574               10.05%
President of La Jolla Savers and Mortgage Fund (real estate
 finance); President of Home Investment & Loan; President of
 Byron B. Webb, Inc., Palmyra, Missouri (bank holding
 company)

All Directors and named executive officers as a group (8                                           373,153               23.21%
 persons)/5/
- --------------------------


   /1/ Includes shares that may be acquired within 60 days after January 27, 1995, upon the exercise of stock options as follows: Mr. Kasun, 85,020; Mr. Nelson, 14,400; Mr. Stiska, 1,600; Mr. Webb, 14,400; and all Directors and named executive officers as a group (8 persons), 138,160.
   /2/ Includes as outstanding 138,160 shares that may be acquired within 60 days after January 27, 1995, upon the exercise of stock options.
   /3/ Triton Group Ltd., of which Messrs. Earley, Foletta, and Stiska are officers, and Messrs. Earley, Stiska, and Tartre are directors, owns 776,050 shares of the Company.
   /4/ In October 1992, Intermark, Inc. and its wholly owned subsidiary, Triton Group Ltd., filed for reorganization under Chapter 11 U.S. Bankruptcy code. The reorganization concluded June 25, 1993, at which time Intermark, Inc. merged into Triton Group Ltd.
   /5/ As of January 27, 1995, Mr. Harve Filuk beneficially owned 28,731 shares of the Company, which represented 1.79% of the common stock outstanding (this includes 22,740 shares that may be acquired within 60 days after January 27, 1995).



MEETINGS OF DIRECTORS

There were eight (8) meetings of the Directors during the year ended November 30, 1994.



COMMITTEE MEETINGS

The Company's Compensation and Nominating Committee had two (2) meetings during the year ended November 30, 1994. The principal functions of this committee are to recommend to the Board the remuneration arrangements for directors and executive officers of the Company, including granting of stock options or other benefits under similar plans, and to recommend to the Board nominees for election as directors by the shareholders. The Compensation and Nominating Committee will consider shareholder recommendations of nominees for directors to be elected at subsequent annual meetings. These recommendations should be submitted to the Compensation and Nominating Committee in writing in care of the Company's executive offices and should include a resume of the individual's background and qualifications. Messrs. Earley, Foletta, Nelson, Stiska, Tartre, and Webb constitute the current membership of the Compensation and Nominating Committee.

The Company's Audit Committee had two (2) meetings during fiscal year 1994.
This committee recommends engagement and dismissal of the independent accountants, monitors the Company's basic accounting policies, and reviews audit reports and management letters and coordinates other services performed by the independent accountants. The current members of the Audit Committee are Messrs. Foletta, Nelson, and Webb.

The Company's Bylaws provide for an Executive Committee with all of the authority of the Board of Directors to act on any matter except with respect to
(i) the approval of any action for which shareholder approval is required under the California General Corporation Law, (ii) the filling of vacancies on the Board or on any committee thereof, (iii) the fixing of compensation for directors, (iv) the adoption, amendment, or repeal of any bylaw, (v) the amendment or repeal of any resolution of the Board, which, by its terms, is not so amendable or repealable, (vi) any distribution to shareholders except at a rate or within a price range determined by the Board, and (vii) the appointment of other committees of the Board or the members thereof. There is currently no sitting Executive Committee; no meeting of the Executive Committee was held during fiscal year 1994.

During fiscal year 1994, the Board constituted a special committee of independent directors (Messrs. Kasun, Nelson, and Webb) to review an appropriate course for the Company with respect to a requested lease restructure from an affiliate. The Company is party to a lease with Western Metal Lath ("WML"), a subsidiary of Triton, for a manufacturing building in Riverside, California.
Due to a downturn in its primary markets, WML's sales declined and it experienced decreased cash flow. WML began making only partial payments of rent and requested a restructure of its lease terms. The Company made substantial efforts to bring WML into compliance with its lease obligations, while WML maintained that it would be required to vacate the premises if the Company was unwilling to restructure the lease. The special committee of Directors consulted with commercial real estate experts and counsel, and after reviewing the related leasing market and the business and financial prospects for WML under a new management team, agreed to renegotiate the lease. It is anticipated that the lease renegotiation will be completed in early 1995 and may include a provision for Triton to deliver 100,000 shares of the Company's Common Stock to the Company in exchange for a reduced rental rate and an extended lease term.



COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

Directors, executive officers, and each beneficial owner of more than ten (10) percent of the Common Stock of the Company are required by section 16(a) of the Securities Exchange Act of 1934 to file reports periodically disclosing their transactions in the Company's securities. Based on a review of such reports, no reporting person failed to file required reports on a timely basis during fiscal year 1994.

                                 REMUNERATION


SUMMARY OF COMPENSATION

The following table summarizes the compensation paid or accrued during the year ended November 30, 1994, to each person who served as Chief Executive Officer and to each other executive officer whose aggregate remuneration in all capacities from the Company exceeded $100,000 (the "named executive officers") during the fiscal year.

                                                                                                      Long-Term
                                                                      Annual Compensation            Compensation
                                                       -----------------------------------------    ----------------
                                                                                  Other Annual       No. of Options     All Other
  Name and Principal Position          Fiscal Year      Salary       Bonus       Compensation/1/        Granted       Compensation
- -------------------------------        -----------     --------     -------      ---------------    ----------------  -------------

J. Gregory Kasun                           1994         $135,000      $15,000         $  5,600               0       $ 82,125/2/
President and Chief Executive              1993           85,226       15,000            4,261          10,000              0
 Officer; Former CFO and VP                1992           N/A           N/A                N/A             N/A              0

Harve Filuk,                               1994           85,000       25,000           67,980               0              0
Vice President                             1993           85,000        9,000            8,910           6,600              0
                                           1992           94,000            0           13,411           6,600              0

G. Joseph LaBreche                         1994            1,638            0          127,459               0        221,662/3/
Former President and Chief                 1993          139,351            0           16,421               0         19,869/3/
 Executive Officer                         1992          156,600            0           23,086          10,000               N/A

- ------------------------

    /1/ Includes the Company's contributions to its 401(k) Plan and participation payments in accordance with the Company's Management Incentive Plans (see "REMUNERATION -- Management Incentive Plans" below).
    /2/ Represents the difference between the option price and the market price on the date of grant of 73,000 nonqualified stock options granted and vested during fiscal year 1994 (see "REMUNERATION -- Grants of Stock Options" below).
    /3/ Effective November 3, 1993, Mr. LaBreche resigned all positions with the Company. Pursuant to an employment separation agreement between Mr. LaBreche and the Company, a consulting fee of $232,864 was paid, representing a discounted present value of accrued benefits. See "REMUNERATION -- Employment Separation Agreements" below. In addition to the employment separation payment, Mr. LaBreche received compensation in fiscal year 1994 in accordance with the Company's Management Incentive Plans and for other incidental consulting in the amount of $8,667.

EMPLOYMENT SEPARATION AGREEMENTS

The Company is a party to employment separation agreements with each of its named executive officers. Each agreement provides that the officer be retained as a consultant to the Company upon termination of employment other than for cause, or upon resignation following a reduction in salary or benefits not shared with all other employees of the Company, a reduction in corporate title, or a relocation of the officer's place of work greater than 50 miles from the Company's current headquarters. While a consultant, a former officer would receive a consulting fee equal to the individual's annual base salary immediately before termination, paid in monthly installments during the consulting period, which ranges from 12 to 24 months. While a consultant, the former officer would continue to be eligible to participate in medical, dental, and life insurance programs generally available to the Company's employees, for which the officer would contribute 50 percent of any applicable premiums, and would be reimbursed for actual, pre-approved expenses incurred while performing consulting services. The consulting fee is subject to reduction if the former officer enters into other employment.


MANAGEMENT INCENTIVE PLANS

In 1985 the Company adopted a Management Incentive Plan (the "Plan") providing, in effect, that the executive officers and staff of the Company will have in the aggregate a ten (10) percent interest in the profits generated from the operation and sale of the real estate projects developed or purchased by the Company. This Plan was terminated in November 1994. No payments were made under the Plan during fiscal year 1994 and it is not anticipated that future payments will be made under the Plan.

In addition to the above Plan, the executive officers and staff participate in ten (10) percent of the profits generated from the sale of the Company's properties in Del Mar, California; Messrs. LaBreche and Filuk have interests of six (6) percent and three (3) percent, respectively, in any such profits. The term "profits" as used herein means the amount by which the deferred sales prices exceed $12,400,000, the estimated value of these properties at the time the Management Incentive Plan was adopted. The amounts to which participants are entitled are based on cash proceeds less related expenses. In fiscal year 1994 the following amounts were distributed to the named executive and former officers in conjunction with this arrangement: Mr. LaBreche, $127,459; Mr. Filuk, $63,730; and all named executive and former officers as a group (three
(3) persons), $191,189.


GRANTS OF STOCK OPTIONS

The following table sets forth information regarding the grants of stock options for the year ended November 30, 1994, to the named executive officers.

     Individual Grants                                                                       Potential Realizable Value at Assumed
                                                                                                 Annual Rates/1/ of Stock Price
                                                                                              Appreciation for Option Term
- -------------------------------------------------------------------------------------------  -------------------------------------

                              Number of  % of Total   Exercise  Market Price
                              Options     Options       Price     on Date      Expiration
        Name                  Granted     Granted     Per Share   of Grant        Date            0%          5%        10%
- ---------------------         ---------  ----------   ---------  ----------  --------------   --------    --------   --------

J. Gregory Kasun             125,000/2/    100%         $3.00      $4.125     June 30, 2004    $140,625   $464,899   $962,398

Harve Filuk                     0          N/A          N/A          N/A           N/A           N/A        N/A       N/A


    /1/ The 0%, 5%, and 10% assumed rates of appreciation are mandated by the rules of the Securities and Exchange Commission and are not an estimate or projection of future prices for the Company's Common Stock.
    /2/ Options are nonqualified and were granted pursuant to a recommendation by the Compensation and Nominating Committee. Options are not subject to the Company's Incentive Stock Option Plan (see discussion below). 73,000 of the options vested upon grant; the remaining 52,000 vest if, and when, certain financial milestones occur.


At the 1991 annual meeting of shareholders, the shareholders approved the 1990 Incentive Stock Option Plan (the "1990 Plan"), under which 200,000 shares of Common Stock are reserved for issuance. The 1990 Plan succeeded the Company's 1981 Incentive Stock Option Plan pursuant to which no further options are available for grant although outstanding options may be exercised according to their terms. Options to purchase Common Stock of the Company may from time to time be granted to executive officers and key employees as an incentive to encourage the maximum effort by the grantees and their continued association with the Company by facilitating their acquisition of, or increase in, a proprietary interest in the Company. Such options constitute "incentive stock options" as defined in Section 422A of the Internal Revenue Code and the Treasury Regulations promulgated thereunder and conform to the requirements thereof. No options were granted under the 1990 Plan, nor were any options exercised, during fiscal 1994.

EXERCISE OF STOCK OPTIONS

The following table sets forth information regarding the exercise of stock options by the named executive officers during the year ended November 30, 1994, and the value of unexercised options for the year then ended.

                                                                Number of Unexercised     Value/1/ of Unexercised
                                                                     Options at            In-the-Money Options at
                                                                  November 30, 1994          November 30, 1994

                      No. of Shares Acquired                          Exercisable/              Exercisable/
      Name                  on Exercise          Value Realized      Unexercisable             Unexercisable
- ------------------          -----------          --------------      -------------           -----------------

J. Gregory Kasun                0                      0             85,020/65,880           $277,975/$225,400

Harve Filuk                     0                      0             22,740/11,160           $  11,055/$27,720
- ------------------

    /1/ Represents the difference between the exercise price of the options and the closing price of the Company's Common Stock on November 30, 1994, of $6.625 per share.


COMPENSATION AND NOMINATING COMMITTEE REPORT REGARDING EXECUTIVE OFFICER SALARIES IN FISCAL YEAR 1994

The Compensation and Nominating Committee's objective with respect to executive compensation is to provide the executive officers of the Company with competitive compensation that enables the Company to attract and retain employees who contribute to the success of the Company, thereby maximizing shareholder value. Among the factors considered by the Compensation and Nominating Committee in setting the salaries of the executive officers of the Company for the year ended November 30, 1994, were the operating results of the Company in the preceding fiscal year compared to the expectations of the committee for such fiscal year and the committee's evaluation of the degree of difficulty encountered by management in achieving such operating results posed by national and local economic conditions generally and other unforeseen circumstances; the committee's evaluation of each officer's skill and judgment in carrying out his assigned duties; the salaries paid to persons in similar positions in other companies in the same geographic area; and the Company's own historical patterns of remuneration. The salaries set for fiscal year 1994 were also affected by the committee's anticipation that certain of the executive officers would spend significant time exploring strategic alternatives available to the Company, as well as negotiation between the committee and the executive officers.

Under Section 162(m) of the Internal Revenue Code, adopted in August 1993, and regulations recently adopted thereunder, publicly held companies may be precluded from deducting certain compensation paid to an executive officer in excess of $1 million per year. The Company is studying these regulations and intends to comply with them; the Company does not anticipate that a change in its current compensation policy will be necessary for the purpose of qualifying under Section 162(m).

    By the Committee:

              Michael M. Earley         John C. Stiska
              Mark G. Foletta           Richard R. Tartre
              William E. Nelson         Byron B. Webb, Jr.


COMPARISON OF SHAREHOLDER RETURN ON INVESTMENT

The following graph compares the percentage change in the cumulative total shareholder return on the Common Stock of the Company for fiscal years 1990 through 1994, as of each fiscal year end, with (i) the cumulative total return (assuming reinvestment of dividends) of the Russell 2000 Index, a broad equity market index, and (ii) the cumulative total return (assuming reinvestment of dividends) of a peer group of real estate companies with portfolios of income-producing industrial and office properties believed by the Company's management to be comparable to those of the Company.

               COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
       AMONG MISSION WEST PROPERTIES, RUSSELL 2000 INDEX AND PEER GROUP

                        PERFORMANCE GRAPH APPEARS HERE

Measurement Period           Mission West   Russell
(Fiscal Year Covered)        Properties     2000 INDEX   Peer Group
- -------------------          ----------     ----------   ----------
Measurement Pt-1989          $100           $100         $100
FYE   1990                   $128           $ 78         $ 54
FYE   1991                   $121           $109         $ 52
FYE   1992                   $ 60           $135         $ 53
FYE   1993                   $ 55           $161         $ 75
FYE   1994                   $104           $159         $ 78

DIRECTOR'S CASH COMPENSATION

Each director who was not a salaried officer of the Company received $500 per month and $750 for each meeting of the Board or any committee thereof he attended; see also "REMUNERATION -- Director Stock Option Programs" and "REMUNERATION -- Stock Purchase Plan" below.


DIRECTOR STOCK OPTION PROGRAMS

The Company maintains a director stock option program whereby options to purchase shares of Common Stock of the Company may be granted to directors of the Company who do not receive a salary from the Company, exclusive of directors' fees. The option price in all instances will not be less than the fair market value of the shares on the date of grant and all determinations as to grants of options, the number of shares subject to option and other terms and conditions of the options are made by the Board upon the recommendation of the Compensation and Nominating Committee.

At the 1991 annual meeting of shareholders, the shareholders approved the 1990 Director Stock Option Program (the "1990 Program"), under which 150,000 shares of Common Stock are reserved for issuance. No options were granted under the 1990 Program, nor were any options exercised, during fiscal year 1994. No further options may be granted under the Company's initial Director Stock Option Program, although outstanding options may be exercised according to their terms.


STOCK PURCHASE PLAN

The Company has available to its employees and directors a plan whereby such individuals can, through voluntary payroll deductions or other contributions of up to $3,000 per month, acquire shares of Common Stock of the Company in the open market. The Company contributes a matching $0.50 for each $1.00 contributed by individuals. During the year ended November 30, 1994, matching contributions made by the Company to the Stock Purchase Plan on behalf of each director and the named executive officers were as follows: Messrs. Earley, Foletta, Filuk, and Kasun, $0; Mr. Nelson, $3,000; Mr. Stiska, $3,375; Mr. Tartre, $5,625; Mr. Webb, $5,625; and all Directors and named executive officers as a group (eight (8) persons) $17,625.

                            INDEPENDENT ACCOUNTANTS


The Company's independent accountants for the year ended November 30, 1994, were Price Waterhouse LLP. A representative of Price Waterhouse LLP is expected to attend the annual meeting, will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions. The Company has not yet selected an accounting firm to perform the audit of the Company's financial statements for the year ending November 30, 1995, inasmuch as such action is customarily undertaken by the Audit Committee later in the fiscal year.





                                 OTHER MATTERS


The Directors know of no other matters to be presented for action at the annual meeting. As to any matter that may properly come before the meeting, the proxies confer discretionary authority on the persons named therein and those persons will vote the proxies in accordance with their best judgment with respect thereto.


                                          By Order of the Directors

                                          Katrina L. Thompson
                                               Secretary



February 14, 1995
San Diego, California

                           MISSION WEST PROPERTIES

                      For Annual Meeting of Shareholders
                                 March 3, 1995

     The undersigned hereby appoints John C. Stiska, Michael M. Earley and Byron
B. Webb, Jr., and each of them, as his agents and proxies with full power of substitution to vote any and all shares of Common Stock of Mission West Properties which the undersigned is entitled to vote at the annual meeting of shareholders of said company to be held March 3, 1995, or any adjournment or postponement thereof, as specified below.

1. Election of the following nominees as directors: Michael M. Earley, Mark G. Foletta, J. Gregory Kasun, William E. Nelson, John C. Stiska, Richard R. Tartre and Byron B. Webb, Jr.

      [_]FOR                                              [_] WITHHOLD AUTHORITY
         (except as indicated to the contrary below)          TO VOTE FOR

TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME ON THE LINE PROVIDED BELOW

- -------------------------------------------------------------------------------

2. As they shall in their sole judgment determine on any other matter that may properly come before the meeting or any adjournment or postponement thereof.
                  PROXY SOLICITED ON BEHALF OF THE DIRECTORS
             (Please Sign and Date the Proxy on the Reverse Side)





     This Proxy will be voted as you specify on the reverse hereof. UNLESS OTHERWISE MARKED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF SOME OR ALL
OF THE PERSONS NAMED IN PROPOSAL 1 ON THE REVERSE HEREOF, ALL OF WHOM
WILL BE NOMINATED BY THE BOARD OF DIRECTORS OF MISSION WEST PROPERTIES FOR ELECTION AS DIRECTORS. In the election of directors, the named proxy holders shall have discretion and authority to cumulate votes and to distribute the votes represented by this proxy among the nominees named in Proposal 1 in such proportions as they in their sole judgment shall determine. If any such nominee is unable or unwilling to serve or is otherwise unavailable, said proxy holders shall have discretion and authority to vote in accordance with their judgment for other nominees or to distribute such votes in such proportions among other nominees as they in their sole judgment shall determine.

                                                      Dated:____________,1995
                                                      _______________________
                                                      _______________________
                                                            (Signature)

                                                      Sign exactly as name
                                                      appears hereon. Give
                                                      your full title if
                                                      signing in other than
                                                      individual capacity.
                                                      All joint owners should
                                                      sign.